UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest reported event): December 31, 2012

POSTROCK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No. 001-34635

Delaware	27-0981065
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

210 Park Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 600-7704

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 4, 2013, PostRock Energy Corporation (“PostRock”) issued a press release announcing its 2013 capital budget. The press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The information furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed by PostRock under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

On December 31, 2012, a dividend payment date for the Cumulative Redeemable Series A Preferred Stock of PostRock, PostRock issued to White Deer Energy L.P., White Deer Energy TE L.P. and White Deer Energy FI L.P. (collectively, the “Investor”) a number of warrants exercisable for a total of 1,588,075 shares of PostRock common stock at an exercise price of $1.44 per share, and an additional 15,880.75 shares of Series B Voting Preferred Stock of PostRock, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated September 2, 2010, between PostRock and the Investor.

On December 31, 2012, PostRock issued to the Investor additional warrants exercisable for a total of 94,154 shares of PostRock common stock at an exercise price of $1.95 per share, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated August 1, 2012, between PostRock and the Investor.

On December 31, 2012, PostRock issued to the Investor additional warrants exercisable for a total of 16,785 shares of PostRock common stock at an exercise price of $1.42 per share, in lieu of a cash dividend pursuant to the terms of the Securities Purchase Agreement, dated December 20, 2012, between PostRock and the Investor.

All warrants and shares of Series B preferred stock were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTROCK ENERGY CORPORATION

By:	/s/ David J. Klvac
David J. Klvac
Executive Vice President, Chief Financial Officer and Chief Accounting Officer

Date: January 4, 2013